Q4 ‘20 & FY ‘20 Earnings Results (NYSE: STAR)

Statements in this presentation which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although iStar believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained. The Company undertakes no obligation to update or publicly revise any forward-looking statement, whether as a result of new information, future events or otherwise. This presentation should be read in conjunction with our consolidated financial statements and related notes in our Annual Report on Form 10-K for the year ended December 31, 2020. In assessing all forward-looking statements herein, readers are urged to read carefully all cautionary statements in our Form 10-K. Factors that could cause actual results to differ materially from iStar’s expectations include general economic conditions and conditions in the commercial real estate and credit markets, the effect of the COVID-19 pandemic on our business and growth prospects, the performance of SAFE, the Company’s ability to grow its ground lease business directly and through SAFE, the Company’s ability to generate liquidity and to repay indebtedness as it comes due, additional loan loss provisions and asset impairments, the market demand for legacy assets the Company seeks to sell and the pricing and timing of such sales, changes in NPLs, repayment levels, the Company's ability to make new investments, the Company’s ability to maintain compliance with its debt covenants, the Company’s ability to generate income and gains from its portfolio and other risks detailed in “Risk Factors” in our 2020 Annual Report on Form 10-K, and any updates thereto made in our subsequent fillings with the SEC. Important Note re COVID-19: Readers of this presentation are cautioned that, due to the uncertainty created by the COVID-19 pandemic, our results for 2020 may not be indicative of our future results. Readers are urged to read our Annual Report on Form 10-K for the year ended December 31, 2020 when it is filed with the SEC for a more fulsome discussion of our annual results, including the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" sections included therein. Note: Please refer to the “Glossary” section in the Appendix for a list of defined terms and metrics. Forward-Looking Statements and Other Matters 1 Investor Relations Contact Jason Fooks Senior Vice President 212.930.9400 investors@istar.com

I. Highlights 2

2020: Year in Review 3 (1) Calculated as the difference between the unrealized gain as of December 31, 2020 and December 31, 2019. Please reference the “Q4 ’20 Safehold Highlights” slide for more information. (2) Calculated using market value of iStar’s ownership of SAFE of 34.8m shares at the December 31, 2020 closing stock price of $72.49. (3) Top performing stock among members of Nareit. $5.0b Unencumbered Assets (2) 4.3 Years W.A. Debt Maturity 20% Net Reduction of Legacy Asset Portfolio $191m Legacy Asset Sales Proceeds +$1.0b Incremental Unrealized Gain (1) #1 Best Performing Nareit Stock (3) Scale Safehold Strengthen Balance Sheet Simplify Business

$1.3b Market Value (1) $2.5b Market Value (1) $745m Gross Book Value $962m Gross Book Value Q4 '19 Q4 '20 Q4 ‘20 Safehold Highlights 4 $1.3b Increase (1) Q4 ‘20 market value of iStar’s investment in Safehold is $2,521m, calculated as iStar’s ownership of 34.8m shares of SAFE at the December 31, 2020 closing stock price of $72.49. Q4 ‘19 market value of iStar’s investment in Safehold is $1,256m, calculated as iStar’s ownership of 31.2m shares of SAFE at the December 31, 2019 closing stock price of $40.30. $1.6b Unrealized Gain Investment in Safehold 13 Record # of Ground Leases Closed $331m New Investment Activity 82% Total Shareholder Return in 2020 Investment Grade Credit Ratings from Moody’s & Fitch $511m Unrealized Gain

GBV Land & Development $310m Operating Properties $193m Q4 ‘20 Legacy Asset Progress Short-Term AssetsLong-Term Assets 22% net reduction to short-term portfolio 5 Asbury Park $292m 58% Magnolia Green $113m 22% Grand Vista $98m 20% $503m Gross Book Value $222m Gross Book Value 3% net reduction to long-term portfolio $66m Proceeds from total legacy asset sales 10% Net reduction in total legacy assets Count: 20 Assets Avg. GBV: $11m GBV Land & Development $163m Operating Properties $59m

Q4 ‘20 Investment Activity 6 $47m Loan, Net Lease, Other Fundings $7m STAR Share Repurchases $8m Legacy CapEx $65m Investment in SAFE $127m

SAFE $2,521m 39% Net Lease $2,247m 35% RE Finance $698m 11% Land & Development $472m 7% Operating Properties $309m 5% Cash $99m 2% Strategic Investments $70m 1% Business Line(1) $6.4b Diversified Portfolio Note: Figures based on Gross Book Value of the Company’s total investment portfolio and includes 100% of the assets of iStar’s consolidated joint ventures and the carrying value of iStar’s investment in non-consolidated joint ventures and affiliates. (1) SAFE market value is calculated as iStar’s ownership of 34.8m shares of SAFE at the December 31, 2020 closing stock price of $72.49. 7 Cash Rent Collections Business Q4 ‘20 SAFE 100% Net Lease (Incl. Bowlero Agreement)* 99% RE Finance 89% Operating Properties 85% *Note: iStar reached an agreement with Bowlero to defer approximately 60% of the rents owed under its master leases during the period from October 2020 to June 2021, which represents a total of $23 million of rent to be deferred. The deferred rent will accrue with interest to be repaid over two years commencing January 1, 2023. In addition, as part of this agreement, iStar terminated its $55 million commitment to purchase additional bowling centers. Ground Leases $2,521m 39% Office $989m 15% Entertainment / Leisure $984m 15% Industrial $445m 7% Land $422m 7% Condo $289m 5% Hotel $271m 4% Multifamily $207m 3% Retail $157m 2% Cash $99m 2% Other $32m 1% Property Type(1) Northeast $2,191m 34% West $1,170m 18% Mid Atlantic $950m 15% Southwest $639m 10% Central $619m 10% Southeast $579m 9% Various $169m 2% Cash $99m 2% Geographic Region(1)

Earnings Results 8 Q4 ‘20 Q4 ‘19 FY ‘20 FY ‘19 Net Income (Loss) (Allocable to Common Shareholders) ($19.1m) ($46.3m) ($65.9m) $291.5m W.A. Shares (Diluted) 74.1m 64.9m 75.7m 80.7m EPS (Loss) (Diluted) ($0.26) ($0.71) ($0.87) $3.73 Adj. Earnings (Loss) (Allocable to Common Shareholders) $11.0m ($14.9m) $40.8m $388.0m W.A. Shares (Diluted) 74.3m 64.9m 75.9m 80.7m AEPS (Loss) (Diluted) $0.15 ($0.23) $0.54 $4.92 Note: Please refer to the “Adjusted Earnings Reconciliation” section of the Appendix for more information with regard to the calculation of this metric.

$19.89 $33.75 $13.33 $12.68 Q4 '19 Q4 '20 $16.22 $29.05 $9.45 $7.65 Q4 '19 Q4 '20 STAR’s Equity Value per Share Adj. Common Equity per Share (Gross of Depreciation, Amortization and CECL Allowance) Common Equity per Share (Net of Depreciation, Amortization and CECL Allowance) (w/ SAFE MTM) Note: Q4 ‘20 SAFE mark-to-market value of iStar’s investment in Safehold is $2,521m, calculated as iStar’s ownership of 34.8m shares of SAFE at the December 31, 2020 closing stock price of $72.49. Q4 ‘19 SAFE mark-to-market value of iStar’s investment in Safehold is $1,256m calculated as iStar’s ownership of 31.2m shares of SAFE at the December 31, 2019 closing stock price of $40.30. (1) A portion of the profits realized on iStar’s investment portfolio, including its investment in SAFE, is allocatble to iPip, iStar’s shareholder-approved long-term incentive plan. Additional information on iPip can be found in the Annual Report in Form 10-K and its 2019 Proxy Statement, both of which are available on our website. 9 (w/ SAFE MTM) (1) (w/ SAFE MTM) (1) (w/ SAFE MTM) +70% +79%

II. Portfolio Overview 10

Safehold (NYSE: SAFE) 11 Note: $ in millions. Graphs of SAFE’s underlying portfolio are presented in Gross Book Value totaling $3,201m and exclude $19m of unfunded commitments. Please refer to the SAFE Earnings Presentation dated February 11, 2021, available on SAFE’s website for a Glossary of defined terms. (1) iStar’s discretionary voting in SAFE is capped at 41.9% and will vote remaining shares with respect to any matter in the same proportions as SAFE’s non-iStar shareholders.  iStar’s investment in SAFE — iStar owns 34.8m shares of SAFE (65.4% of shares outstanding) (1) — iStar’sGross Book Value of SAFE investment is $962m or $27.68 per share owned — Market value of SAFE shares owned by iStar is $2.5b based on closing price of $72.49 per share on December 31, 2020 Q4 ‘20 FY ‘20 Revenue $39.9m $155.4m Net Income $15.3m $59.5m EPS $0.29 $1.17 SAFE Earnings >60 yrs 89% <20 yrs 7% 20-60 yrs 4% Lease Term Remaining (w/ Extensions) Office $1,818m 56% Multifamily $827m 26% Hotel $536m 17% Other $20m 1% Property Type Northeast $1,291m 40% West $718m 22% Mid Atlantic $565m 18% Southeast $286m 9% Southwest $258m 8% Central $83m 3% Geographic Region

Note: $ in millions. Please refer to the “Glossary” section of the Appendix for additional details regarding definitions and calculations. Net Lease Consolidated Assets 12 Wholly-Owned (100% Ownership) Net Lease Venture I (51.9% Ownership) Total Consolidated Gross Book Value $1,255m $907m $2,162m Occupancy 99.0% 100.0% 99.3% Square Feet (000s) 9,998 5,749 15,747 W.A. Remaining Lease Term 14.9 yrs 16.3 yrs 15.5 yrs W.A. Yield 7.9% 7.9% 7.9% <1 Year 2% 1-5 Years 9% 6-10 Years 13% >10 Years 76% W.A. Remaining Lease Term Northeast $525m 24% Central $404m 19% Mid Atlantic $369m 17% Southwest $329m 15%West $263m 12% Southeast $263m 12% Various $9m 1% Geographic Region Entertainment / Leisure $968m 45% Office $928m 43% Industrial $209m 10% Retail $57m 2% Property Type

Note: $ in millions. Table and pie charts presented at the venture level. Please refer to the “Glossary” section of the Appendix for additional details regarding definitions and calculations. Net Lease Venture II 13 Net Lease Venture II (51.9% Ownership) Gross Book Value $323m Occupancy 100.0% Square Feet (000s) 3,302 W.A. Remaining Lease Term 12.9 yrs W.A. Yield 9.0% Net Lease Venture II is unconsolidated and 51.9% owned by iStar. Presented here at the venture level. 6-10 Years 50% >10 Years 50% W.A. Remaining Lease Term Industrial $285m 88% Office $38m 12% Property Type Southeast $170m 53% Mid Atlantic $84m 26% West $69m 21% Geographic Region

Top Net Lease Assets

Top 10 net lease assets, which represent a total of $1.7b of Gross Book Value, or 67% of the aggregate $2.5b of Gross Book Value of the combined wholly-owned, NLJV I and NLJV II portfolios

Tenant (Sorted by GBV)		Property Type	Location	Portfolio	Inv. Grade	Lease Term Remaining	Annualized Base Rent	Contractual Rent Escalator
Bowlero (2 Master Leases)	Bowlero	Entertainment	151 Locations	Wholly-Owned		26.4 yrs	$32.6m[1]	Fixed Bumps
Bowlero (Master Lease)	Bowlero	Entertainment	58 Locations	NLJV I		23.8 yrs	$18.4m	Fixed Bumps
McCormick & Co.	McCormick	Office	Cockeysville, MD	NLJV I	*	13.3 yrs	$11.2m	Fixed Bumps
Cox Automotive	Cox Automotive	Office	North Hills, NY	NLJV I	*	13.5 yrs	$8.2m	Fixed Bumps w/ CPI Adjustments
Indeed	indeed	Office	Austin, TX	Wholly-Owned	*	13.0 yrs	$10.3m	Fixed Bumps
AMC Theaters (Master Lease)	amc	Entertainment	4 Locations	Wholly-Owned		14.1 yrs	$8.1m	Fixed Bumps + % Rent
Leading Financial Services Company		Office	Jersey City, NJ	Wholly-Owned	*	12.0 yrs	$9.9m	Fixed Bumps
AT&T	AT&T	Office	Oakton, VA	NLJV I	*	4.9 yrs	$7.1m	Fixed Bumps
NYSE-Listed Transportation Services Company		Industrial	2 Locations	NLJV II		24.8 yrs	$7.1m	Fixed Bumps
Bellisio Foods	Bellisio Foods	Industrial	Jackson, OH	NLJV I		24.8 yrs	$6.3m	Capped CPI Adjustments
Total/W.A.						19.3 yrs	$119.2m	

iStar

Note: Sorted by Gross Book Value, based on the value of the asset assuming 100% ownership. Annualized Base Rent (ABR) represents annualized cash rent assuming 100% ownership. iStar's equity interest in each of NLJV I and II is 51.9%.

(1) Bowlero's annualized base rent (ABR) represents the contractual annualized base rent under the terms of the current lease. iStar reached an agreement with Bowlero to defer a total of $23 million of rent owed during the period from October 2020 to June 2021. The deferred rent will accrue with interest to be repaid over two years commencing January 1, 2023.

14

Real Estate Finance Portfolio Note: $ in millions. Includes $43m consolidated first mortgage participations not held by iStar. Excludes financing receivable included in other lending investments and CECL allowances. Please refer to the “Glossary” section of the Appendix for additional details regarding definitions and calculations. (1) Includes $25m of other lending investments in first mortgages / senior debt and $91m of other lending investments in mezzanine / subordinated debt. (2) Excludes nonperforming loans. 15 Loans ($) W.A. W.A. Yield W.A. MaturityLast $ LTV (yrs) First mortgages / Senior debt(1) $458m 56% 6.7% 1.9 Mezzanine / Subordinated debt(1) 188m 82% 8.4% 2.8 Total Performing Loans $646m 64% 7.2% 2.3 NPLs 52m Total Real Estate Finance $698m Northeast $280m 40% West $224m 32% Various $91m 13%Central $74m 11% Southeast $29m 4% Geographic Region Floating 70% Fixed 30% Rate Type (2) Hotel $188m 27% Condo $159m 23% Multifamily $148m 21% Land $70m 10% Retail $56m 8% Office $52m 7% Other $25m 4% Property Type

III. Capital Structure 16

Credit Metrics 17 Note: Figures are presented using the SAFE mark-to-market value of iStar’s investment in Safehold. Q4 ‘20 market value is $2,521m, calculated as iStar’s ownership of 34.8m shares of SAFE at the December 31, 2020 closing stock price of $72.49. (1) Leverage is calculated using debt, net of cash, and adjusted total equity presented gross of non-controlling interests, or “NCI”. Please refer to the “Capital Structure Overview” section of the presentation for more information. (2) Includes only iStar’s share of NLJV I debt. Unencumbered Asset Base Unsecured Debt / Total Debt(2)UA / UD Leverage (1) $5.0b 2.3x 1.2x 1.6x 1.1x 68%

Capital Structure Overview Note: Please refer to the “Adjusted Common Equity Reconciliation” section of the Appendix for more information. (1) SAFE mark-to-market calculations based on the December 31, 2020 closing stock price of $72.49 with respect to 34.8m shares held by iStar. (2) Corporate leverage is the ratio of total debt less cash and cash equivalents divided by Adjusted Total Equity, gross of NCI. (3) Includes accumulated depreciation, amortization, CECL allowance, and iStar’s proportionate share of accumulated depreciation and amortization relating to equity method investments. (4) Includes $34m of the proportionate share of accumulated depreciation and amortization relating to noncontrolling interests. (5) Represents liquidation preference of preferred equity. (6) Includes $489m of consolidated, asset-specific non-recourse mortgage debt of NLJV I. (7) Debt is presented net of fees and discounts. Preferred Equity - $305m(5) Adjusted Total Equity $1.5b Total Debt $3.3b(7) Noncontrolling Interest - $227m(4) Adjusted Common Equity $938m Secured Debt $1.2b (6) 18 Common Equity $566m Acc. D&A/CECL Allow. - $372m(3) Credit Metrics 12/31/20 SAFE MTM (1) Cash $99m $99m Debt, net of cash $3,188m $3,188m Total Equity, gross of NCI $1,064m $2,647m Adj. Total Equity, gross of NCI $1,471m $3,029m Leverage(2) 2.2x 1.1x Shares Shares Outstanding (Basic) 74.0m 74.0m Common Equity $566m $2,149m Common Equity per Share $7.65 $29.05 Adj. Common Equity $938m $2,496m Adj. Common Equity per Share $12.68 $33.75 Liquidity Cash $99m Revolving Credit Facility Availability $350m Total Liquidity $449m Senior Unsecured Debt $2.1b As of 12/31/20

$775m $550m $400m $100m $492m $288m Unsecured Debt Secured Term Loan Convertible Notes Debt Profile 2022 Sep. $288m 3.125% 2023 Jun. $492m L + 275 2024 Oct. $775m 4.75% 2025 Aug. $550m 4.25% 2026 Feb. $400m 5.50% 2035 Oct. $100m L + 150 Non-Recourse Mortgage Financings(1) Various / W.A. $721m 4.38% Total / W.A.(2) $3,325m 4.17% Corporate Debt Maturity Profile Note: $ in millions. Excludes extension options. (1) Represents individual non-recourse mortgages on net lease assets, including consolidated mortgage debt on assets held by NLJV I. (2) Rates presented after giving effect to interest rate hedges. 19 No corporate debt maturities 20 months with no corporate debt maturities 4.3 years w.a. debt maturity

IV. Appendix 20

Consolidated Statements of Operations Note: $ in thousands. 21 Three Months Twelve Months Ended December 31, Ended December 31, 2020 2019 2020 2019 Revenues Operating lease income $48,194 $48,178 $188,722 $206,388 Interest income 13,191 17,237 60,116 77,654 Interest Income from sales-type leases 8,542 8,340 33,552 20,496 Other income 27,645 12,230 83,857 55,363 Land development revenue 48,447 42,903 164,702 119,595 Total revenues $146,019 $128,888 $530,949 $479,496 Cost and Expenses Interest expense $41,825 $47,068 $169,574 $183,919 Real estate expense 18,784 21,261 72,493 92,426 Land development cost of sales 63,023 37,878 177,727 109,663 Depreciation and amortization 14,685 14,673 58,092 58,259 General and administrative 15,063 16,355 61,525 68,173 General and administrative – stock-based compensation 12,679 9,742 39,354 30,436 Provision for loan losses 4,957 10,274 9,052 6,482 (Recovery of) provision for losses on net investment in leases (241) - 1,760 - Impairment of assets 1,336 8,466 7,827 13,419 Other expense 219 322 569 13,120 Total costs and expenses $172,330 $166,039 $597,973 $575,897 Income from sales of real estate 201 3,217 6,318 236,623 Income (loss) from operations before earnings from equity method investments and other items ($26,110) ($33,934) ($60,706) $140,222 Earnings from equity method investments 16,123 25,283 42,126 41,849 Selling profit from sales-type leases - - - 180,416 Income tax (expense) benefit (69) (115) (235) (438) Loss on early extinguishment of debt - (27,256) (12,038) (27,724) Net income (loss) ($10,056) ($36,022) ($30,853) $334,325 Net (income) loss attributable to noncontrolling interests (3,153) (2,114) (11,588) (10,283) Net income (loss) attributable to iStar ($13,209) ($38,136) ($42,441) $324,042 Preferred dividends (5,874) (8,124) (23,496) (32,495) Net income (loss) allocable to common shareholders ($19,083) ($46,260) ($65,937) $291,547

Earnings per Share Note: In thousands, except per share data. (1) Allocable to common shareholders after the effect of preferred dividends, non-controlling interests and income from sales of real estate. 22 Three Months Twelve Months Ended December 31, Ended December 31, Earnings Information for Common Shares 2020 2019 2020 2019 Net income (loss)(1) Basic ($0.26) ($0.71) ($0.87) $4.51 Diluted ($0.26) ($0.71) ($0.87) $3.73 Adjusted earnings (loss) Basic $0.15 ($0.23) $0.54 $6.00 Diluted $0.15 ($0.23) $0.54 $4.92 Weighted average shares outstanding Basic 74,053 64,910 75,684 64,696 Diluted (for net income) 74,053 64,910 75,684 80,666 Diluted (for adjusted earnings) 74,330 64,910 75,908 80,666 Common shares outstanding at the end of period (basic) 73,967 77,810 73,967 77,810

Adjusted Earnings Reconciliation Note: $ in thousands. In 2019, we announced a new business strategy that would focus our management personnel and our investment resources primarily on scaling our Ground Lease platform. As part of this strategy, we accelerated the monetization of legacy assets, reducing our legacy portfolio to approximately 15% of our overall portfolio as of December 31, 2020, and deployed a substantial portion of the proceeds into additional investments in SAFE and new loan and net lease originations relating to the Ground Lease business. Management has determined that, effective for the first quarter 2020, a modified non-GAAP earnings metric, designated "adjusted earnings," is the metric it uses to assess our execution of this strategy and the performance of our operations. Adjusted earnings reflects impairment charges and loan provisions in the same period in which they are recognized in net income (loss) prepared in conformity with generally accepted accounting principles in the United States of America ("GAAP"), rather than in a later period when the asset is sold. We believe this change is appropriate as legacy asset sales have become less central to our business, even though sales may be material to particular periods when they occur. Adjusted earnings is used internally as a supplemental performance measure which adjusts for certain items to give management a view of income more directly derived from operating activities in the period in which they occur. Adjusted earnings is calculated as net income (loss) allocable to common shareholders, prior to the effect of depreciation and amortization, including our proportionate share of depreciation and amortization from equity method investments and excluding depreciation and amortization allocable to noncontrolling interests, stock-based compensation expense, the non-cash portion of loss on early extinguishment of debt and the liquidation preference recorded as a premium above book value on the redemption of preferred stock ("Adjusted Earnings"). All prior periods have been calculated in accordance with this definition. Adjusted Earnings should be examined in conjunction with net income (loss) as shown in our consolidated statements of operations. Adjusted Earnings should not be considered as an alternative to net income (loss) (determined in accordance with GAAP), or to cash flows from operating activities (determined in accordance with GAAP), as a measure of our liquidity, nor is Adjusted Earnings indicative of funds available to fund our cash needs or available for distribution to shareholders. Rather, Adjusted Earnings is an additional measure we use to analyze our business performance because it excludes the effects of certain non-cash charges that we believe are not necessarily indicative of our operating performance. It should be noted that our manner of calculating Adjusted Earnings may differ from the calculations of similarly-titled measures by other companies. 23 Three Months Twelve Months Ended December 31, Ended December 31, 2020 2019 2020 2019 Net income (loss) allocable to common shareholders ($19,083) ($46,260) ($65,937) $291,547 Add: Depreciation and amortization 17,357 14,920 63,882 58,925 Add: Stock-based compensation expense 12,679 9,742 39,354 30,436 Add: Non-cash loss on early extinguishment of debt/preferred - 6,650 3,470 7,118 Adjusted earnings (loss) allocable to common shareholders $10,953 ($14,947) $40,769 $388,026

Consolidated Balance Sheets Note: $ in thousands. 24 As of As of December 31, 2020 December 31, 2019 Assets Real Estate Real estate, at cost $1,752,053 $1,761,079 Less: accumulated depreciation (267,772) (233,860) Real estate, net 1,484,281 1,527,219 Real estate available and held for sale 5,212 8,650 Total real estate 1,489,493 1,535,869 Net investment in leases 429,101 418,915 Land and development, net 430,663 580,545 Loans receivable and other lending investments, net 732,330 827,861 Other investments 1,176,560 907,875 Cash and cash equivalents 98,633 307,172 Accrued interest and operating lease income receivable, net 10,061 10,162 Deferred operating lease income receivable, net 58,128 54,222 Deferred expenses and other assets, net 436,839 442,488 Total Assets $4,861,808 $5,085,109 Liabilities and Equity Accounts payable, accrued expenses, and other liabilities $467,922 $424,374 Liabilities associated with properties held for sale 27 57 Loan participations payable, net 42,501 35,638 Debt obligations, net 3,286,975 3,387,080 Total Liabilities $3,797,425 $3,847,149 Total iStar shareholders’ equity $870,969 $1,040,422 Noncontrolling interests 193,414 197,538 Total Equity $1,064,383 $1,237,960 Total Liabilities and Equity $4,861,808 $5,085,109

Adjusted Common Equity Reconciliation Note: Amounts in thousands, except for per share data. Q4 ‘20 SAFE mark-to-market value of iStar’s investment in Safehold is $2,521m, calculated as iStar’s ownership of 34.8m shares of SAFE at the December 31, 2020 closing stock price of $72.49. Q4 ‘19 SAFE mark-to-market value of iStar’s investment in Safehold is $1,256m calculated as iStar’s ownership of 31.2m shares of SAFE at the December 31, 2019 closing stock price of $40.30. We use adjusted common equity, a non-GAAP financial measure, as a supplemental measure to give management a view of equity allocable to common shareholders prior to the impact of certain non-cash GAAP measures. Management believes that adjusted common equity provides a useful measure for investors to consider in addition to total shareholders equity because cumulative effect of depreciation and amortization expenses and CECL allowances calculated under GAAP may not necessarily reflect an actual reduction in the value of the Company’s assets. Adjusted common equity should be examined in conjunction with total shareholders’ equity as shown on the Company’s consolidated balance sheet. Adjusted common equity should not be considered an alternative to total shareholders’ equity (determined in accordance with GAAP), nor is adjusted common equity indicative of funds available for distribution to shareholders. It should be noted that our manner of calculating adjusted common equity may differ from the calculations of similarly-titled measures by other companies. (1) Net of amounts allocable to non-controlling interests and includes accumulated depreciation and amortization associated with real estate available and held for sale. 25 As of December 31, 2020 As of December 31, 2019 Total shareholders' equity $870,969 $1,040,422 Less: Liquidation preference of preferred stock (305,000) (305,000) Common shareholders equity $565,969 $735,422 Add: Accumulated depreciation and amortization(1) 298,180 266,951 Add: Proportionate share of depreciation and amortization within equity method investments 49,640 28,105 Add: CECL allowance (December 31, 2019 balance represents general reserves) 24,326 6,933 Adjusted common equity $938,116 $1,037,411 Common shares outstanding – basic 73,967 77,810 Common equity per share $7.65 $9.45 Common equity per share with SAFE MTM $29.05 $16.22 Adjusted common equity per share $12.68 $13.33 Adjusted common equity per share with SAFE MTM $33.75 $19.89

Q4 '20 Gross Book Value Reconciliation

	Real Estate Finance	Net Lease	Operating Properties	Land & Development	Corporate / Other	Total
Real estate, net	-	$1,292	$192	-	-	$1,484
Real estate available and held for sale	-	-	5	-	-	5
Net investment in leases	-	429	-	-	-	429
Land and development, net	-	-	-	$431	-	431
Loans receivable and other lending investments, net	$687	45	-	-	-	732
Real estate-related intangibles, net	-	106	4	-	-	110
Other investments	-	1,017	59	31	$70	1,177
Net Book Value	**$687**	**$2,889**	**$260**	**$462**	**$70**	**$4,368**
Add: Accumulated depreciation and CECL allowance	$11	$262	$18	$11	-	$302
Add: Accumulated amortization related to intangibles	-	28	12	-	-	40
Add: Proportionate share of joint venture accumulated depreciation and amortization	-	30	19	-	-	49
Gross Book Value	**$698**	**$3,209**	**$309**	**$472**	**$70**	**$4,759**
Add: Cash	-	-	-	-	$99	$99
Add: SAFE MTM[1]	-	$1,558	-	-	-	1,558
Portfolio Gross Book Value	**$698**	**$4,767**	**$309**	**$472**	**$169**	**$6,416**

Note: $ in millions. Figures in this table may not foot due to rounding.
(1) Market value of iStar's investment in Safehold is $2,521m, calculated as iStar's ownership of 34.8m shares of SAFE at the December 31, 2020 closing stock price of $72.49. Unrealized gain is calculated as the difference between the $2,521m market value and the $962m Gross Book Value of iStar's investment in Safehold.

iStar

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Glossary Annualized Base Rent (ABR) Contractual cash base rent for the current quarter, annualized. Funding / Capex (Net Lease, Operating Properties, Land & Development) Acquisition price, capitalized acquisition costs, capital expenditures, contributions to equity method investments, capitalized payroll and capitalized interest. Funding / Capex (Real Estate Finance) Cash funded on loans, plus deferred interest capitalized to the loan balance, exclusive of original issued discount, origination and arrangement fees held back at origination. Gross Book Value (Net Lease, Operating Properties, Land & Development) Basis assigned to physical real estate property (land & building), net of any impairments taken after acquisition date and net of basis reductions associated with unit / parcel sales, plus our basis in equity method investments, plus lease related intangibles, capitalized leasing costs and excluding accumulated depreciation and amortization, and for equity method investments, excluding the effect of our share of accumulated depreciation and amortization. Gross Book Value (Real Estate Finance) Principal funded including any deferred capitalized interest receivable, plus protective advances, exit fee receivables and any unamortized origination / modification costs, less purchase discounts and specific reserves. This amount is not reduced for general reserves (prior to 2020), or CECL allowances (beginning in 2020). Net Book Value (Net Lease, Operating Properties, Land & Development) Gross Book Value net of accumulated depreciation and amortization. Net Book Value (Real Estate Finance) Gross Book Value for Real Estate Finance less general reserve for loan loss (prior to 2020) and CECL allowances (beginning in 2020). Proceeds (Net Lease, Operating Properties, Land & Development) Includes sales price for assets sold, less selling costs, less seller financing plus return of capital and distributed proceeds arising from sales within our equity method investments. Proceeds (Real Estate Finance) Collection of principal, deferred and capitalized interest, exit fees, origination fees previously netted against principal at inception, or original issue discount. Includes proceeds from sales of securities. Yield (Net Lease) Calculated as operating lease income and other income less operating expenses recognized by GAAP for the quarter, annualized, divided by the average Gross Book Value during the quarter. Yield (Real Estate Finance) Interest income, for the quarter, annualized, divided by the average Gross Book Value of Real Estate Finance. 27 Disclaimer: Set forth in the Glossary are the current definitions of certain items that we use in this presentation. This Glossary is intended to facilitate a reader’s understanding of this presentation. There can be no assurance that we will not modify these terms in future presentations as we deem necessary or appropriate.